Exhibit 24.

REGISTRATION STATEMENT

Limited Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint R. David Hoover, Raymond J. Seabrook, and Douglas K. Bradford, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the S-8 Registration Statement of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C. under the Securities Act of 1933, as amended, and to sign any amendment or amendments (including pre-effective and post-effective amendments) to such S-8 Registration Statement in the matter of the Corporation’s 2005 Stock and Cash Incentive Plan, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Dated: April 29, 2005

/s/ R. David Hoover		/s/ Howard M. Dean

R. David Hoover	Officer	Howard M. Dean	Director
/s/ Raymond J. Seabrook		/s/ Hanno C. Fiedler

Raymond J. Seabrook	Officer	Hanno C. Fiedler	Director
/s/ Douglas K. Bradford		/s/ R. David Hoover

Douglas K. Bradford	Officer	R. David Hoover	Chairman of the Board and Director
/s/ John F. Lehman

		John F. Lehman	Director
/s/ Jan Nicholson

		Jan Nicholson	Director
/s/ George M. Smart

		George M. Smart	Director
/s/ George A. Sissel

		George A. Sissel	Director
/s/ Theodore M. Solso

		Theodore M. Solso	Director
/s/ Stuart A. Taylor II

		Stuart A. Taylor II	Director
/s/ Erik H. van der Kaay

		Erik H. van der Kaay	Director